SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 11, 2008

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 11, 2008, Edwin Snape, a member of the Board of Directors of Diomed Holdings, Inc., tendered his resignation from the Board, effective February 12, 2008. There were no known disagreements between Dr. Snape and Diomed on any matter relating to Diomed’s operations, policies or practices, nor was Dr. Snape removed for cause from the Board. Rather, Dr. Snape resigned voluntarily for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: February 13, 2008	By:	/s/ DAVID B. SWANK
	Name:	David B. Swank
	Title:	Financial Officer